Exhibit 5.1

                             OPINION AS TO LEGALITY


                                 JOSEPH I. EMAS
                                 ATTORNEY AT LAW
                             1224 Washington Avenue
                           Miami Beach, Florida 33139
                            (305) 531-1174 Facsimile:
                                 (305) 531-1274
                           Email: jiemas@bellsouth.net

August 15, 2006

United States Securities and Exchange Commission
100 F Street
Washington, D.C. 20549

Re: Coastal Media Inc.

Ladies and Gentlemen:

As counsel for the Company, I have examined the Company's certificate of incorporation, by-laws, and such other corporate records, documents and proceedings and such questions of laws I have deemed relevant for the purpose of this opinion, including but not limited to, Nevada law including the statutory provisions, all applicable provisions of the Nevada Constitution and reported judicial decisions interpreting those laws. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and conformity with the originals of all documents submitted to me as copies thereof. In addition, I have made such other examinations of law and fact, as I have deemed relevant in order to form a basis for the opinion hereinafter expressed.

I have also, as counsel for the Company, examined the Registration Statement (the "Registration Statement") of your Company on Form SB-2 and any amendments, covering the registration under the Securities Act of 1933 of up to 1,600,000 shares (the "Registered Shares") of the Company's common stock (the "Common Stock") to be offered by the Company on a self-underwritten, best effort, all-or-none basis.

My review has also included the form of prospectus for the issuance of such securities (the "Prospectus") filed with the Registration Statement.

On the basis of such examination, I am of the opinion that:

     1. The Company is a corporation duly authorized and validly existing and in good standing under the laws of the State of Nevada, with corporate power to conduct its business as described in the Registration Statement.
     2. The Company has an authorized capitalization of 75,000,000 shares of Common Stock, $0.001 par value and no shares of Preferred Stock.
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     3.   I am of the  opinion  that all of the  Registered  Shares are  validly issued, fully paid and non-assessable pursuant to the corporate law of the State of Nevada (Chapter 78A of the Nevada Revised Statutes).
     4. I am of the opinion that all of the shares of Common Stock of the Company to be sold under the Form SB2 are validly issued, fully paid and non-assessable pursuant to the corporate law of the State of Nevada (Chapter 78A of the Nevada Revised Statutes).

This  opinion   includes  my  opinion  on  Nevada  law   including   the  Nevada
Constitution, all applicable provisions of Nevada statutes, and reported judicial decisions interpreting those laws.

I hereby consent to the use of my name in the Registration Statement and Prospectus and I also consent to the filing of this opinion as an exhibit thereto.

Very truly yours,


                               /s/ Joseph I. Emas
                          ----------------------------
                             JOSEPH I. EMAS, ESQUIRE